UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under §240.14a-12

Magnum Hunter Resources Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Magnum Hunter Resources Corporation

Notice of Annual Meeting of Stockholders
to be held on June [__], 2010
and Proxy Statement

Table of Contents

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
Questions and Answers	2
Proposal I – Approval of an amendment to the Company’s bylaws for purposes of establishing a classified board of directors	7
Proposal II – Election of Directors	9
Information About Directors	9
Proposal III - Approve an Amendment to Certificate of Incorporation to Increase the Company’s Authorized Number of Shares of Common Stock to One Hundred Fifty Million (150,000,000)	12
Proposal IV - Approve Amendment to Certificate of Incorporation to Increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000)	14
Proposal V - Approve an amendment to the Company’s 2006 Stock Incentive Plan for purposes of increasing the number of shares of Common Stock reserved for issuance under the Plan to Fifteen Million (15,000,000)	16
2006 Stock Incentive Plan Summary	16
Proposal VI - Ratification of the appointment of Hein & Associates LLP as our independent registered public accounting for the fiscal year ending December 31, 2010	22
Principal Accounting Fees and Services	23
Corporate Governance	25
Director Nomination Process	25
Director Independence	26
The Board’s Role in Risk Oversight	26
Board of Directors’ Leadership Structure	26
Code of Conduct and Ethics and Compliance Code	26
Audit Committee	28
Report of the Audit Committee	28
Compensation and Nominating Committee	29
Committee Interlocks and Insider Participation	30
Compensation of Executives	30
Outstanding Equity Awards at Fiscal Year-End	32
Summary Compensation Table	34
Compensation of Directors	35
Stock Ownership	36
Certain Relationships and Related Transactions	38
Director Independence	39
Section 16(a) Beneficial Ownership Reporting Compliance	39
Other Business	39
Householding of Annual Meeting Materials	40
Proposals for the 2011 Annual Meeting of Stockholders	40
Annual Report to Stockholders

Notice of Annual Meeting of Stockholders

 Dear Common Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Magnum Hunter Resources Corporation (the “Company”). This is your notice for the Annual Meeting.

TIME AND DATE	10:00 a.m. Central Time on Monday, June [__], 2010

PLACE	The Houstonian Hotel, Forrest 1 Room, 111 North Post Oak Lane, Houston, Texas 77024

ITEMS OF BUSINESS
Proposal I: Approve an amendment to the Company’s Bylaws for purposes of establishing a classified board of directors with fixed terms, whereby one-third of directors are elected annually.
Proposal II: Elect the nine (9) director nominees named in the Proxy Statement.  If Proposal I is approved, the directors elected to Class I would serve for a term until the 2011 Annual Meeting of Stockholders, the directors elected to Class II would serve for a term until the 2012 Annual Meeting of Stockholders, and the directors elected to Class III would serve for a term until the 2013 Annual Meeting of Stockholders; or, if Proposal I is not approved, all nine (9) directors would serve until the 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
Proposal III: Approve an amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Common Stock to One Hundred Fifty Million (150,000,000).
Proposal IV: Approve an amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000).
Proposal V: Approve an amendment to the Company’s 2006 Stock Incentive Plan that will increase the number of shares of Common Stock reserved for issuance under the 2006 Stock Incentive Plan to Fifteen Million (15,000,000).
Proposal VI: Ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
Conduct any other business as may properly come before the Annual Meeting.

RECORD DATE
The Company’s Board of Directors has fixed the close of business on April 26, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

PROXY VOTING
Each share entitles the holder to one vote.  If you are a registered stockholder, you may vote either by attending the Annual Meeting or by proxy.  If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.  For specific voting information, please see the Questions and Answers beginning on page 2 of the Proxy Statement that follows. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card as promptly as possible.

By Order of the Board of Directors, Gary C. Evans Chairman of the Board and Chief Executive Officer

Dated and first mailed
to stockholders
on May [—], 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held June [__], 2010
The proxy statement and annual report to stockholders are available at: www.magnumhunterresources.com/

MAGNUM HUNTER RESOURCES CORPORATION
777 Post Oak Blvd, Suite 910
Houston, Texas 77056
(832) 369-6986

Proxy Statement
Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

 Dear Preferred Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Magnum Hunter Resources Corporation (the “Company”). This is your notice for the Annual Meeting.

TIME AND DATE	10:00 a.m. Central Time on Monday, June [__], 2010

PLACE	The Houstonian Hotel, Forrest 1 Room, 111 North Post Oak Lane, Houston, Texas 77024

ITEMS OF BUSINESS
Proposal IV: Approve an amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000).

Conduct any other business as may properly come before the Annual Meeting.

RECORD DATE
The Company’s Board of Directors has fixed the close of business on April 26, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

PROXY VOTING
Each share entitles the holder to one vote.  If you are a registered stockholder, you may vote either by attending the Annual Meeting or by proxy.  If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.  For specific voting information, please see the Questions and Answers beginning on page 2 of the Proxy Statement that follows. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card as promptly as possible.

By Order of the Board of Directors, Gary C. Evans Chairman of the Board and Chief Executive Officer

Dated and first mailed
to stockholders
on May [—], 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held June [__], 2010
The proxy statement and annual report to stockholders are available at: www.magnumhunterresources.com/

MAGNUM HUNTER RESOURCES CORPORATION
777 Post Oak Blvd, Suite 910
Houston, Texas 77056
(832) 369-6986

Proxy Statement
Annual Meeting of Stockholders

We are furnishing this proxy statement to you on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Magnum Hunter Resources Corporation, a Delaware corporation (the “Company” or “Magnum Hunter”), to solicit proxies for use at our 2010 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof.  The Annual Meeting is scheduled to be held on Monday, June [__], 2010 at The Houstonian Hotel, Forrest 1 Room, 111 North Post Oak Lane, Houston, Texas 77024 at 10:00 a.m., local time.

This proxy statement is dated May [—], 2010.  We are first mailing this proxy statement and the enclosed proxy card on or about May [—], 2010.

QUESTIONS AND ANSWERS

When and where will the Annual Meeting be held?	The Annual Meeting is scheduled to be held on Monday, June [__], 2010 at The Houstonian Hotel, Forrest 1 Room, 111 North Post Oak Lane, Houston, Texas 77024 at 10:00 a.m., local time.

What matters will be voted on at the Annual Meeting?
You are being asked to vote on the following matters:

Proposal I: The approval of an amendment to the Company’s Bylaws for purposes of establishing a classified board of directors with fixed terms, whereby one-third of directors are elected annually;

Proposal II: The election of nine (9) directors nominated by the Board.  If Proposal I is approved, the directors elected to Class I would serve for a term until the 2011 Annual Meeting of Stockholders, the directors elected to Class II would serve for a term until the 2012 Annual Meeting of Stockholders, and the directors elected to Class III would serve for a term until the 2013 Annual Meeting of Stockholders; or, if Proposal I is not approved, all nine (9) directors would serve until the 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

Proposal III: The approval of an amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Common Stock to One Hundred Fifty Million (150,000,000);

Proposal IV: The approval of an amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000);

Proposal V: The approval of an amendment to the Company’s 2006 Stock Incentive Plan that will increase the number of shares of Common Stock reserved for issuance under the 2006 Stock Incentive Plan to Fifteen Million (15,000,000);

Proposal VI: The ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

Who is entitled to vote at the Annual Meeting?
Our Board has set April 26, 2010 as the record date for the Annual Meeting (the “Record Date”).  Holders of shares of Common Stock recorded in our stock register as of the close of business on the Record Date will be entitled to notice of and to vote on each of the proposals at the Annual Meeting or any postponement or adjournment thereof.  Holders of shares of Preferred Stock recorded in our stock registered as of the close of business on the Record Date will be entitled to notice of and to vote on Proposal IV at the Annual Meeting or any postponement or adjournment thereof.  A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any proper purpose relating to the Annual Meeting during ordinary business hours for a period of at least ten days prior to the Annual Meeting at the principal offices of the Company located at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.  As of the Record Date, there were 60,902,189 shares of our Common Stock and 4,449,517 shares of our Preferred Stock outstanding.

How many votes do I have?
Each common stockholder is entitled to one vote for each share of our Common Stock held as of the Record Date.  Each holder of preferred stock is entitled to one vote for each share of our Preferred Stock as of the Record Date.

What constitutes a quorum?
In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the shares of common stock outstanding as of the Record Date must be represented at the Annual Meeting, either by proxy or in person.  Since Proposal IV also requires approval by the holders of our Preferred Stock, there must also be at least a majority of the shares of Preferred Stock outstanding as of the Record Date represented either by proxy or in person at the Annual Meeting in order to approve such proposal.  Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists. Shares of capital stock owned by Magnum Hunter are not voted and do not count for this purpose.  Abstentions and broker non-votes will be considered as present for quorum purposes.

What is the difference between holding shares as a “registered stockholder” and as a “beneficial owner”?
Registered Stockholder:  A registered stockholder holds shares registered directly in his name with the Company’s transfer agent.  As a registered stockholder, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

Beneficial Owners:  If your shares are held through a bank, broker or other nominee, you are the “beneficial owner” of shares held in “street name”, and these proxy materials are being forwarded to you by your bank, broker or other nominee which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote by completing the instructions provided to you by your bank, broker or other nominee.  However, since you are not a registered stockholder, you may not vote these shares in person at the Annual Meeting unless you obtain a valid proxy from your bank, broker or other nominee (who is a registered stockholder), giving you the right to vote the shares.

What is a broker non-vote?
Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (2) the bank, broker or other nominee lacks discretionary voting power to vote such shares.  A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

Under applicable rules, Proposals I, II, III, IV, and V are considered “non-routine” matters which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owners of such shares.  The proposal to ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on this proposal.  If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to this proposal.

What vote is required to approve each of the proposals?
Proposal I: The approval of the amendment to the Company’s Bylaws for purposes of establishing a classified board of directors with fixed terms, whereby one-third of directors are elected annually requires the affirmative “FOR” vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote.  Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal II: The election of each of the directors requires the affirmative “FOR” vote of a plurality of the shares of our common stock cast at the Annual Meeting .  You may vote “FOR” or “WITHHELD” with respect to election of directors.  As the election of directors is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.  Therefore, although there may be broker non-votes on this proposal, only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director.  Broker non-votes, if any, will not affect the outcome on the election of directors.

Proposal III: The approval of the amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Common Stock to One Hundred Fifty Million (150,000,000) requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the Record Date.  As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal IV: The approval of the amendment to the Company’s Certificate of Incorporation that will increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000) requires the affirmative vote of both: (i) the majority of the outstanding shares of our Common Stock as of the Record Date; and (ii) a majority of our 10.25% Series C Cumulative Perpetual Preferred Stock and our Series B Redeemable Convertible Preferred Stock as of the Record Date voting together as a class.  As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal V: The approval of the amendment to the Company’s 2006 Stock Incentive Plan that will increase the number of shares of Common Stock reserved for issuance under the 2006 Stock Incentive Plan to Fifteen Million (15,000,000) requires the affirmative “FOR” vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote.  Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal VI: The ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative “FOR” vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote.  Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal, however banks, brokers and other nominees have discretionary authority to vote on the ratification of an independent registered public accounting firm, so no broker non-votes are expected to exist in connection with this proposal.

How does the Board recommend I vote on the proposals?
A description of each item to be voted on and the Board’s recommendations are set forth in this proxy statement. In summary, the Board and, with respect to the ratification of the independent auditors, the Audit Committee, unanimously recommends that you vote your shares as follows:

•FOR the approval of an amendment to the Company’s Bylaws establishing a classified structure of our Board of Directors with fixed terms, whereby one-third of the directors are elected annually;

•FOR the election of nine (9) directors nominated by the Board.  If Proposal I is approved, the directors elected to Class I would serve for a term until the 2011 Annual Meeting of Stockholders, the directors elected to Class II would serve for a term until the 2012 Annual Meeting of Stockholders, and the directors elected to Class III would serve for a term until the 2013 Annual Meeting of Stockholders; or, if Proposal I is not approved, all nine (9) directors would serve until the 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•FOR the approval of an amendment to the Company’s Certificate of Incorporation increasing the authorized number of shares of Common Stock to One Hundred Fifty Million (150,000,000);

•FOR the approval of an amendment to the Company’s Certificate of Incorporation increasing the authorized number of shares of Preferred Stock to Fifty Million (50,000,000);

•FOR the approval of an amendment to the Company’s 2006 Stock Incentive Plan increasing the authorized number of shares of Common Stock reserved for issuance under the 2006 Stock Incentive Plan to Fifteen Million (15,000,000); and

•FOR the ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I cast my vote?
Your vote is very important. If you are a registered stockholder, you may vote in person at the Annual Meeting.  However, to ensure that your shares are represented at the Annual Meeting, you are recommended to vote promptly by proxy by taking any of the following steps, even if you plan to attend the Annual Meeting in person:

By Mail: Mark your vote, sign and date your proxy card and return it in the pre-addressed postage-paid envelope provided.  If you received more than one proxy card (which means that you have shares in more than one account), you must mark, sign, date and return each proxy card or use an alternative voting method.  Any proxy card mailed must actually be received prior to the Annual Meeting; or

By telephone: Call the toll-free telephone number shown on your proxy card and follow the instructions.

If you vote by telephone, your voting instructions must be received by 11:59 p.m., Eastern Daylight Savings Time, on June 20, 2010.

If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, please follow the instructions from your bank, broker or other nominee describing how to vote your shares.

How will my proxy be voted?
All properly executed proxies, unless revoked as described below, will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with your directions on the proxy.  With respect to the election of directors, you may vote “FOR” all nominees, withhold your vote for all nominees, or withhold your vote as to one or more specific nominees.  If a properly executed proxy does not provide instructions, the shares of common stock (or preferred stock in the case of Proposal IV) represented by your proxy will be voted in accordance with the Board’s recommendations for each proposal and at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

Can I revoke my proxy?
Yes. If you hold your shares as the registered stockholder, you may revoke your proxy at any time prior to the vote at the Annual Meeting by: (i) delivering a written notice revoking your proxy to Mr. David Lipp, Assistant Corporate Secretary, at Magnum Hunter’s address shown above; (ii) delivering a new proxy bearing a date after the date of the proxy being revoked; (iii) voting later by telephone (prior to 11:59 p.m., Eastern Daylight Savings Time on June 20, 2010), if you previously voted by telephone; or (iv) voting in person at the Annual Meeting.

Attending the Annual Meeting alone will not revoke your proxy. If you are not a registered stockholder, but instead hold your shares in “street name” through a bank, broker or other nominee, the above-described options for revoking your proxy do not apply.  Instead, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy and submit new voting instructions.

Do I need a ticket to attend the meeting?
Proof of identification and proof of ownership of our common stock are needed for you to be admitted to the Annual Meeting. If you plan to attend the Annual Meeting and your shares are held in “street name” through a bank, broker or other nominee, you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your bank, broker or other nominee.

Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting.  The Company will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four (4) business days after the Annual Meeting.

Who is soliciting this proxy? Who will bear the cost?
The Board is soliciting this proxy.  We will bear the cost of the solicitation.  In addition to the use of mail, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram, electronic mail or otherwise.  We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by those owners.  We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. The Company will use Mackenzie Partners, Inc. as a proxy solicitor and will incur fees of approximately $7,500 in relation to such services.

PROPOSAL I – APPROVAL OF AN AMENDMENT TO THE COMPANY’S BYLAWS FOR PURPOSES OF ESTABLISHING A CLASSIFIED BOARD OF DIRECTORS
The Company’s Board of Directors has approved and recommended that the stockholders of the Company approve an amendment to the Company’s Bylaws to provide for the classification of the Board of Directors into three (3) classes of Directors with staggered terms of office. At present, the Company’s Board of Directors is comprised of a single class of nine (9) directors, all of whom are elected at each Annual Meeting of Stockholders.

Delaware law permits the Company to amend its Bylaws to provide for a classified board of directors. The proposed classified board amendment to the Company’s Bylaws would provide that directors will be classified into three (3) classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 2011 Annual Meeting of Stockholders; a second class would hold office initially for a term expiring at the 2012 Annual Meeting of Stockholders; and a third class would hold office initially for a term expiring at the 2013 Annual Meeting of Stockholders. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and until their successors have been duly elected and qualified. Directors chosen to fill vacancies on the classified board would hold office for the remainder of the term of the class of directors in which the vacancy occurred and until each such director’s successor is duly elected and qualified.

Members in each class would be elected at the Annual Meeting. Directors initially elected in Class I, i.e. Messrs. W. Hall, Bynum and Bailes, would serve until the 2011 Annual Meeting of Stockholders; directors initially elected in Class II, i.e. Messrs. Ormand, Pfeifer and Swanson, would serve until the 2012 Annual Meeting of Stockholders; and directors initially elected in Class III, i.e. Messrs. Evans, G. Hall and McClaugherty, would serve until the 2013 Annual Meeting of Stockholders.

See Proposal II – Election of Directors for information regarding the nominees for directors and the composition of each class of directors if this proposal is adopted by the stockholders. If this proposal is not approved, the nine (9) director nominees, if elected, will serve a one-year term until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Stockholders should be aware that the proposed classified board will extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. If the Company implements a classified board of directors, it will take at least three (3) Annual Meetings for a majority of stockholders to make a complete change in composition of the Board of Directors because only one-third of the directors will be elected at each Annual Meeting.

Advantages	The Board of Directors has observed that certain tactics, including the accumulation of substantial stock positions as a prelude to an attempted takeover or significant corporate restructuring, have become relatively common in corporate takeover practice. The Board of Directors is of the opinion that such tactics can be highly disruptive to a company and can result in dissimilar treatment of a company’s stockholders. The Board of Directors believes that the classified board proposal will assist the Board of Directors in protecting the interest of the Company’s stockholders in the event of an unsolicited offer to acquire control of the Company. The classified board proposal is also designed to assure continuity and stability in the Board of Directors’ leadership and policies. Although the Board may review other possible anti-takeover programs, with the exception of the proposed increase in the Company’s authorized common stock and preferred stock as described in Proposals III and IV, the Board has no present intention of proposing additional amendments to the Certificate of Incorporation or Bylaws that would affect the ability of a third party to implement a change in control of the Company.

Disadvantages	Because of the additional time required to implement a change in control of the Board of Directors, the classified board proposal will tend to perpetuate present management. In addition, because this proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company’s outstanding stock, it will tend to discourage certain tender offers, including some tender offers that stockholders may feel would be in their best interests. However, this proposal is not intended as a takeover-resistive measure in response to a specific threat. This proposal will also make it more difficult for the Company’s stockholders to change the composition of the Board of Directors even if the stockholders believe that such a change would be desirable.

Proposed Amendment to Bylaws
The proposed amendment to the Company’s Bylaws is as follows:

The entire paragraph entitled “Section 3.2. Number and Term of Office” in “Article III – Board of Directors” in the Bylaws shall be deleted in its entirety and shall be replaced with the following:

“The number of directors of the Corporation shall be no less than one or such other minimum number as is required by law. The directors shall be divided into three (3) classes designated as Class I, Class II, and Class III, respectively. At any meeting of stockholders at which Directors are to be elected, the number of Directors elected may not exceed the greatest number of Directors then in office in any class of Directors. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2011; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2012; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2013, with the members of each class to hold office until their successors are duly elected and qualified.  At each subsequent annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose term expires at that meeting of stockholders will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.”

The entire paragraph entitled  “Section 3.3. Election of Directors” in “Article III – Board of Directors” in the Bylaws shall be deleted in its entirety and shall be replaced with the following:

“At each annual meeting of the stockholders of the corporation, the successors to the class of Directors whose term expires at that meeting of stockholders will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors may be elected by the stockholders only at an annual meeting of stockholders.”

Required Vote	The approval of the amendment to the Company’s Bylaws for purposes of establishing a classified board of directors with fixed terms, whereby one-third of directors are elected annually requires the affirmative “FOR” vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S BYLAWS TO CREATE A CLASSIFIED BOARD OF DIRECTORS.

PROPOSAL II – ELECTION OF DIRECTORS
As set forth above (see, Proposal I), the Board of Directors is proposing to stagger the terms of the directors of the Company by classifying the Board into three separate classes. One class would hold office initially for a term expiring at the 2011 Annual Meeting of Stockholders; a second class would hold office initially for a term expiring at the 2012 Annual Meeting of Stockholders; and a third class would hold office initially for a term expiring at the 2013 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and until their successors have been duly elected and qualified. Directors chosen to fill vacancies on the classified board would hold office for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified. Vacancies on the Board of Directors may be filled by persons elected by a majority of the total number of directors then in office.

If Proposal I is not approved, the nine (9) director nominees, if elected, will serve a one-year term until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

If any nominee becomes unable or unwilling to stand for election, which is not currently anticipated, the Board of Directors can name a substitute nominee, and the shares represented by proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Information About Directors
Upon recommendation of the Compensation and Nominating Committee, the Board nominated incumbent directors Wayne P. Hall, Brad Bynum, J. Raleigh Bailes, Sr., Ronald D. Ormand, Stephen A. Pfeifer, Jeff Swanson, Gary C. Evans, Gary L. Hall, and Joe L. McClaugherty to be re-elected by our stockholders entitled to vote at the Annual Meeting. Under the terms of his employment agreement, Mr. Evans is entitled to nominate one member to the board of directors. He nominated Mr. Jeff Swanson whose nomination was unanimously approved by the board. All of the director nominees have each indicated a willingness to serve as a director if elected.  Listed below are the biographies of the director nominees of the Company. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Company’s Board of Directors to determine that the person should serve as a director for the Company. The current terms of the directors are scheduled to expire at the Annual Meeting.

Nominees for Directors
If Proposal I is approved, the directors elected to Class I would serve for a term until the 2011 Annual Meeting of Stockholders, the directors elected to Class II would serve for a term until the 2012 Annual Meeting of Stockholders, and the directors elected to Class III would serve for a term until the 2013 Annual Meeting of Stockholders; or, if Proposal I is not approved, all nine (9) director nominees, if elected, would serve until the 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The director nominees for election at the Annual Meeting are listed below.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NINE DIRECTOR NOMINEES LISTED BELOW.

Class I
Class I – Term Expiring at 2011 Annual Meeting

Wayne P. Hall, age 62, has been a director of the Company since 2005. Mr. Hall served as our Chairman of the Board and our Chief Executive Officer from April 1, 2005 until May 23, 2009. Mr. Hall was appointed Vice Chairman of the Board on May 23, 2009.  Between January 2004 and April 2005, Mr. Hall managed his family investments in securities and oil and gas interests. From January 2002 until January 2004, Mr. Hall served as senior advisor to Energy Partners, Ltd., an oil and gas exploration and production company. Mr. Hall served as President and Director of Hall-Houston Oil Company, a privately-owned exploration and production concern he co-founded, from October 1983 until January 2002.  Mr. Wayne Hall is the brother of Mr. Gary Hall, who is also a director. Mr. Hall’s industry experience and familiarity with the Company were taken into consideration during the nomination process.

Brad Bynum, age 40, has served as a member of our Board since March 1, 2006. Mr. Bynum is currently Chief Financial Officer of Hall-Houston Exploration Partners, L.L.C., a privately-held oil and gas exploration and development company, a position he has held since February 2005. Between 1997 and February 2005, Mr. Bynum was employed at Merrill Lynch Pierce Fenner & Smith, most recently as a Director of Investment Banking in Merrill Lynch’s Global Energy and Power Investment Banking Group, in Houston, Texas. Mr. Bynum’s industry experience and financial expertise were taken into consideration during the nomination process.

J. Raleigh Bailes, Sr., age 60, has served as a member of our Board since March 1, 2006. Mr. Bailes has been a partner of Bailes, Bates & Associates, LLP, a tax and accounting firm, since March 2003. Between November 1999 and March 2003, Mr. Bailes owned and managed J. Raleigh Bailes, CPA, a tax and accounting firm. Mr. Bailes is admitted to practice before the U.S. Tax Court and is licensed by the State of Texas as a certified public accountant. Mr. Bailes accounting, auditing and Sarbanes Oxley experience as well as industry experience were taken into consideration during the nomination process.

Class II
Class II – Term Expiring at 2012 Annual Meeting (unless Proposal I is not approved)

Ronald D. Ormand, age 51, has served as a director of the Company since 2009. Mr. Ormand was appointed as Chief Financial Officer and Executive Vice President on May 22, 2009 and as a Director on May 23, 2009. Mr. Ormand was a member of the Board of dDrectors of Tremisis Energy Acquisition Corporation II, a NYSE Amex listed special purpose acquisition corporation, and served as President and Chief Financial Officer of Tremisis from November 2007 to March 2009.  Mr. Ormand currently serves on the Board of Directors of GreenHunter Energy, Inc. Mr. Ormand has over twenty-five years of investment and commercial banking experience in the energy industry.  From April 2005 to October 2007, he served as a Managing Director with West LB, where he served as Head of the North Ameriican Oil and Gas Investment Banking Group fort. From 1988 until December 2004, Mr. Ormand was with CIBC World Markets and Oppenheimer & Co., which CIBC acquired in 1997.  From 1997 to 2004, Mr. Ormand served as Managing Director and Head of CIBC World Markets’ U.S. Oil and Gas Investment Banking Group and a member of the firm’s Investment Banking Management Committee.  Prior to joining CIBC World Markets in 1988, Mr. Ormand worked in various investment banking positions. Mr. Ormand received a B.A. and an M.B.A. from the University of California at Los Angeles and attended Cambridge University in Cambridge, England where he studied Economics. Mr. Ormand’s familiarity with the Company, his industry experience and financial expertise were taken into consideration during the nomination process.

Steven A. Pfeifer, age 47, has served as a member of our Board since May 5, 2006. Since January 2005, Mr. Pfeifer has served as the Managing Member of P.O. & G. Resources - Texas, LLC, a privately held oil and gas exploration and production company. From September 1999 to September 2004, Mr. Pfeifer was employed as an oil and gas analyst by Merrill Lynch Pierce Fenner & Smith, most recently as First Vice President in charge of Merrill Lynch’s Global Energy Research team. From October 2004 to December 2004, Mr. Pfeifer managed his family investments. Mr. Pfeifer’s industry experience, financial expertise and technical background were taken into consideration during the nomination process.

Jeff Swanson, age 54, has served as a director of the Company since 2009. Mr. Swanson currently serves as the President and Chief Executive Officer of two privately held companies, GrailQuest Corp. and Durango Resources Corp. He has been actively engaged in the exploration and production sectors of the oil and gas industry for over 30 years. Mr. Swanson co-founded Stratamodel, Inc., the first commercially available 3-D geocellular technology which today is a standard workflow tool in the oil and gas industry. He is co-author of two patents including ReservoirGrail, an increasingly used reservoir volumetric material balancing simulator. Mr. Swanson received his B.B.A. from Southern Methodist University and is a member of the Society of Petroleum Engineers (SPE), Association of Petroleum Geologists (AAPG), Houston Geological Society (HGS), Independent Petroleum Association of America (IPAA) and the National Stripper Well Association (NSWA). He is an individual trustee of TEL Offshore Trust (NasdaqCM: TELOZ). Mr. Swanson is a published author on several papers and articles regarding various technologies and methodologies used for enhancing and increasing the value of mature oil and gas fields. Mr. Swanson’s industry experience, operational experience, managerial background and technical background were taken into consideration during the nomination process.

Class III
Class III – Terms Expiring at 2013 Annual Meeting (unless Proposal I is not approved)

Gary C. Evans, age 53, has served as a director of the Company since 2009. Mr. Evans was appointed Chief Executive Officer of the Company on May 22, 2009 and our Chairman of the Board on May 23, 2009. Mr. Evans founded and served as the Chairman and Chief Executive Officer of Magnum Hunter Resources, Inc.  (MHRI), a NYSE listed company unrelated to the Company, for twenty years before selling MHRI to Cimarex Energy for approximately $2.2 billion in June 2005.  In 2005, Mr. Evans formed Wind Energy, LLC, a renewable energy company which was subsequently acquired in December 2006 by GreenHunter Energy, Inc., a NYSE Amex listed renewable energy company focusing on biodiesel, wind and biomass power.  Mr. Evans has served as Chairman and Chief Executive Officer of GreenHunter Energy, Inc. since December 2006. Mr. Evans serves as an Individual Trustee of TEL Offshore Trust, a NASDAQ listed oil and gas trust, and is the Lead Director of Novavax Inc., a NASDAQ listed clinical-stage vaccine biotechnology company.  Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs. Mr. Evans’ familiarity with the Company, his industry experience, managerial background, financial expertise and operational experience were taken into consideration during the nomination process.

Gary L. Hall, age 60, has served as a member of our Board since March 1, 2006. Hr. Hall is currently President of Hall-Houston Exploration Partners, L.L.C., an oil and gas exploration and production company, a position he has held since December 2004. Between March 2004 and December 2004, Mr. Hall managed his family investments. Between January 2002 and March 2004, Mr. Hall was Vice Chairman of the board of directors of Energy Partners Ltd., an oil and gas exploration and production company. From 1983 to January 2002, Mr. Hall was the Chairman and Chief Executive Officer of Hall-Houston Oil Company, an oil and gas exploration and production company. Mr. Gary Hall is the brother of our Vice Chairman of the Board, Mr. Wayne Hall. Mr. Hall’s industry experience and technical expertise were taken into consideration during the nomination process.

Joe L. McClaugherty, age 58, has served as a member of our Board since April 13, 2006. For the past fifteen years, Mr. McClaugherty has been a Senior Partner of McClaugherty & Silver, P.C., a full service firm engaged in the practice of civil law located in Santa Fe, New Mexico. Mr. McClaugherty is admitted to the state bars of New Mexico, Texas and Colorado. Mr. McClaugherty’s legal expertise and board experience were taken into consideration during the nomination process.

Required Vote
The election of each of the directors requires the affirmative “FOR” vote of a plurality of the shares of our common stock cast at the Annual Meeting .  You may vote “FOR” or “WITHHELD” with respect to election of directors.  As the election of directors is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you.  Therefore, although there may be broker non-votes on this proposal, only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director.  Broker non-votes, if any, will not affect the outcome on the election of directors.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE FOREGOING DIRECTOR NOMINEES.

PROPOSAL III – Approve an Amendment to Certificate of Incorporation to Increase the Company’s Authorized Number of Shares of Common Stock to One Hundred Fifty Million (150,000,000)
Background: Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently authorizes the Company to issue a total of 100,000,000 shares of common stock, par value $0.01 per share.  In May 2010, the Board of Directors approved an amendment to the Certificate of Incorporation to authorize and additional 50,000,000 shares of common stock, par value $0.01 per share, subject to stockholder approval.

Proposed Amendment: The Board of Directors is proposing to amend the Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 100,000,000 shares to 150,000,000 shares, as more fully described below. Other than the proposed increase in the number of authorized shares of common stock, the proposed amendment is not intended to modify the rights of existing stockholders in any material respect. The Board of Directors approved the proposed increase in the number of authorized shares of common stock and unanimously recommends the approval of the amendment to the Certificate of Incorporation.

Upon approval of the amendment by our stockholders, we will file the amendment with the Delaware Secretary of State promptly after the Annual Meeting. If the amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended in this respect and our authorized common stock will remain the same.

Under Delaware law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock, $0.01 par value per share, and up to 10,000,000 shares of preferred stock, $0.01 par value per share.

As of May 24, 2010, we had 62,247,908 shares of common stock outstanding and 4,521,555 shares of preferred stock outstanding.

Reasons for the Proposed Amendment: The Board of Directors believes it is desirable to increase the number of authorized shares of common stock in order to provide us with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of common stock could be used for a number of purposes, including corporate financing, public or private offerings of common stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. We are pursuing additional sales of shares of our common stock in order to obtain additional equity capital. However, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of common stock that would be available only if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE Amex or any stock exchange on which our securities may be listed.

Effects of the Authorization of Additional Common Stock on Holders of Common Stock: The increase in authorized shares of common stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of common stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, our Board of Directors will have the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the NYSE Amex or any stock exchange on which our securities may be listed. The issuance of additional shares of our common stock will decrease the relative percentage equity ownership of our stockholders and, depending on the price at which they are issued, may be dilutive to the existing stockholders.  The holders of our common stock have no preemptive rights and our Board of Directors has no plans to grant such rights with respect to any such shares.  The authorization of additional shares of common stock could also have a anti-takeover effect, in that additional shares could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult or by the issuance of additional shares to certain person allied with the Company’s management that could make it more difficult to remove such persons.

Proposed Amendment to Certificate of Incorporation
The proposed amendment to the Company’s Certificate of Incorporation is as follows:

The entire “Article IV – Authorized Capital Stock” in the Certificate of Incorporation shall be deleted in its entirety and shall be replaced with the following:

“This corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 150,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.01. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

Required Vote	Approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 100,000,000 shares to 150,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the Record Date. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO ONE HUNDRED FIFTY MILLION (150,000,000).

PROPOSAL IV – Approve Amendment to Certificate of Incorporation to Increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000)
Background: The Certificate of Incorporation currently authorizes the Company to issue a total of 10,000,000 shares of preferred stock, par value $0.01 per share.  In May 2010, the Board of Directors approved an amendment to the Certificate of Incorporation to authorize and additional 40,000,000 shares of preferred stock, par value $0.01 per share, subject to stockholder approval.

Proposed Amendment: The Board of Directors is proposing to amend the Certificate of Incorporation to increase the number of authorized shares of preferred stock from 10,000,000 shares to 50,000,000 shares, as more fully described below. Other than the proposed increase in the number of authorized shares of preferred stock, the proposed amendment is not intended to modify the rights of existing stockholders in any material respect. The Board of Directors has approved the proposed increase in the number of authorized shares of preferred stock and recommends the approval of the amendment to the Certificate of Incorporation.

Upon approval of the amendment by both: (i) the majority of the outstanding shares of our Common Stock as of the Record Date; and (ii) a majority of our 10.25% Series C Cumulative Perpetual Preferred Stock and our Series B Redeemable Convertible Preferred Stock as of the Record Date voting together as a class, we will file the amendment with the Delaware Secretary of State promptly after the Annual Meeting.  If the amendment is not so approved by such stockholders, the Certificate of Incorporation will not be amended in this respect and our authorized preferred stock will remain the same.

Under Delaware law, we are only permitted to issue shares of our capital stock to the extent such shares have been authorized for issuance under the Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock, $0.01 par value, and up to 10,000,000 shares of preferred stock, $0.01 par value.

As of May 24, 2010, we had 62,247,908 shares of common stock outstanding and 4,521,555 shares of preferred stock outstanding.

Reasons for the Proposed Amendment: The Board of Directors believes it is desirable to increase the number of authorized shares of preferred stock in order to provide us with adequate flexibility in corporate planning and strategies. The availability of additional authorized shares of preferred stock could be used for a number of purposes, including corporate financing, public or private offerings of preferred stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of preferred stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of preferred stock. We are pursuing additional sales of shares of our preferred stock in order to obtain additional equity capital. However, there are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of preferred stock that would be available only if this proposal is approved. Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further stockholder approval, unless stockholder approval is required by applicable law or the rules of the NYSE Amex or any stock exchange on which our securities may be listed.

Effects of the Authorization of Additional Preferred Stock on Holders of Preferred Stock: The increase in authorized shares of preferred stock will not have any immediate effect on the rights of our stockholders. Although the additional authorized shares of preferred stock will not change the voting rights, dividend rights, liquidation rights or any other stockholder rights, the Board of Directors will have the authority to issue additional shares of preferred stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the rules of the NYSE Amex or any stock exchange on which our securities may be listed. The issuance of additional shares will decrease the relative percentage equity ownership of our stockholders and, depending on the price at which they are issued, may be dilutive to the existing stockholders.

Proposed Amendment to Certificate of Incorporation
The proposed amendment to the Certificate of Incorporation is as follows:

The entire “Article IV – Authorized Capital Stock” in the Certificate of Incorporation shall be deleted in its entirety and shall be replaced with the following:

“This corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock” and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this corporation is authorized to issue is 150,000,000 and each such share shall have a par value of $0.01, and the total number of shares of Preferred Stock this corporation is authorized to issue is 50,000,000 and each such share shall have a par value of $0.01. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

Required Vote
Approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of preferred stock, $0.01 par value per share, from 10,000,000 shares to 50,000,000 shares requires the affirmative vote of both: (i) the majority of the outstanding shares of our Common Stock as of the Record Date; and (ii) a majority of our 10.25% Series C Cumulative Perpetual Preferred Stock and our Series B Redeemable Convertible Preferred Stock as of the Record Date voting together as a class.  As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK TO FIFTY MILLION (50,000,000).

PROPOSAL V –
Approve an amendment to the Company’s 2006 Stock Incentive Plan for purposes of increasing the number of shares of Common Stock reserved for issuance under the Plan to Fifteen Million (15,000,000)

The Board of Directors is proposing to amend our 2006 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan from 6,000,000 to 15,000,000. The Board of Directors has approved the amendment to the Plan and recommends the approval of the amendment to increase the number of shares of common stock reserved for issuance under the Plan. The proposed amendment to the Plan is described below.

The Plan was originally adopted by the Board of Directors on March 1, 2006 and was subsequently amended in 2008 and 2009 pursuant to a stockholder approval at the 2008 and 2009 Annual Meeting of Stockholders. Under the Plan, we may issue stock options and shares of common stock to purchase up to 6,000,000 shares of our common stock. As of May 24, 2010, we had issued options to purchase 5,103,000 shares of common stock under the Plan.

The Board of Directors has reviewed the Plan and the lack of available shares thereunder and determined that the Plan requires additional shares to provide the flexibility with respect to stock-based compensation that the Board of Directors believes is necessary to establish appropriate long-term incentives to achieve our objectives. The Board of Directors believes that it is advisable to increase the 6,000,000 share limit to 15,000,000 shares in order to attract and compensate employees, officers and directors upon whose judgment, initiative and effort we depend on. The issuance of stock options and other equity awards to eligible participants is designed to align the interests of such participants with those of our stockholders.

The proposed amendment to the Plan increases the number of shares of common stock that may be granted or issued upon the exercise of options and other equity awards by 9,000,000 shares, or approximately 14.5% of the 62,247,908 shares of common stock outstanding on May 24, 2010. As amended, the Plan will continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

2006 Stock Incentive Plan Summary	The complete text of the Plan, marked to show the proposed amendment, is attached to this proxy statement as Appendix A. The following description of the Plan is a summary of certain provisions of the Plan and is qualified in its entirety by reference to Appendix A.

General	The Plan is intended to advance the interests of the Company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The Plan allows us to award eligible recipients incentive awards, consisting of:

● options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

● “non-statutory options” that do not qualify as incentive options;

● “restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions;

● “performance based stock awards” which are shares of common stock that may be subject to the future achievement of certain performance criteria or may be free of any performance or vesting restrictions.

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants and advisors who provide services to us will be eligible to receive incentive awards under the Plan.

Shares that are issued under the Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Plan. Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the Company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, appropriate adjustment will be made to:

● the number and kind of securities available for issuance under the Plan;

● the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Plan; and

● in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration
The Plan will be administered by our Compensation and Nominating Committee. We refer to the Compensation and Nominating Committee administering the Plan as the “Committee.”

The Committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The Committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the Plan and any affected participant has consented to the amendment or modification.

The Committee does not have authority to re-price any previously granted, "underwater" option without prior approval from the Company's stockholders.  This restriction prohibits amending the terms of an underwater option and canceling an option and granting some other award.  An option is considered underwater when the fair market value of the common stock is less that the exercise price of the option.

Unless terminated earlier, the Plan will terminate at midnight on March 1, 2016. Incentive awards outstanding at the time the Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The Board may suspend or terminate the Plan or any portion of the Plan at any time, and may amend the Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests. However, no amendments to the Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of the NYSE Amex, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the Committee may permit a participant to transfer all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the Plan, “fair market value” means the average of the reported high and low sale prices of a share of our common stock during the regular daily trading session on the NYSE Amex on the valuation date or, if no shares were traded on that date, the next proceeding date where there was a trade.

In general, the Plan requires a participant to pay an option’s exercise price in cash. The Committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory options.

Options
Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the Company or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards
A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the Committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the Committee deems appropriate, including that the participant remain continuously employed by the Company or a subsidiary for a certain period.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Performance Stock Awards
A performance stock award is an award of common stock that may be subject to the future achievement of specified performance criteria determined by the Committee or may be free of any performance or vesting restrictions. The Committee may select one criterion or multiple criteria for measuring performance, which may be based on Company performance or the individual performance of the participant or any other measure.

Change in Control of the Company	In the event a “change in control” of the Company occurs, then, if approved by the Committee (either at the time of the grant of the incentive award or at any time thereafter):

● all options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms;

● all outstanding restricted stock awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and

● any conditions to the issuance of shares pursuant to performance stock awards that have been outstanding for at least six months will lapse.

The Committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the Plan a “Change in Control” of the Company generally occurs if:

● all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

● our stockholders approve any plan or proposal to liquidate or dissolve the Company;

● any successor, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of:

20% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the Annual Meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board; or

more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

● we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:

50% or more, but not more than 80%, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation, unless such merger or consolidation has been approved in advance by the continuity directors, or less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

the continuity directors cease to constitute at least a majority of our Board.

Effect of Termination of Employment or Other Service
If a participant ceases to be employed by (or provide services to) the Company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the Committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options will become immediately exercisable in full and will remain exercisable for a period of six months (but in no event after the expiration date of the option), all restricted stock awards will become fully vested and any conditions with respect to the issuance of shares pursuant to performance stock awards will lapse.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), all unvested restricted stock awards will be terminated and all unvested outstanding performance stock awards will be terminated. However, if a participant’s termination is due to “cause” (as defined in the Plan) all rights of the participant under the Plan and any award agreements will immediately terminate without notice of any kind.

In connection with a participant’s termination, the Committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance stock awards to vest and/or continue to vest or become free of restrictions.

Federal Income Tax Consequences	The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options	There will not be any federal income tax consequences to either the participant or the Company as a result of the grant of an incentive option under the Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options
Neither the participant nor the Company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company will be entitled to a compensation expense deduction, subject to the limitations of Section 162(m), in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the Company complies with any applicable withholding requirements.

Restricted Stock Awards
With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares, less any amount paid for the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapses.

Excise Tax on Parachute Payments	The Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Code, and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Corporation. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the Company may constitute parachute payments, and in certain cases, “excess parachute payments.”

New Plan Benefits
The grant of awards under the Plan is discretionary and neither the number of shares subject to awards nor the types of awards under the Plan to any particular eligible recipient(s) or group(s) of eligible recipients are presently determinable.

Required Vote	The approval of the amendment to the Company’s 2006 Stock Incentive Plan that will increase the number of shares of Common Stock reserved for issuance under the 2006 Stock Incentive Plan to Fifteen Million (15,000,000) requires the affirmative “FOR” vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S 2006 STOCK INCENTIVE PLAN FOR PURPOSES OF INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN TO FIFTEEN MILLION (15,000,000).

PROPOSAL VI – Ratification of the appointment of Hein & Associates LLP as our independent registered public accounting for the fiscal year ending December 31, 2010	It is the recommendation of our Audit Committee to appoint the firm of Hein & Associates LLP as our independent registered public accounting firm for fiscal year ending December 31, 2010, and the Board is submitting such selection to the Company’s stockholders for their ratification. The Board recommends that such appointment be ratified by the stockholders entitled to vote on such proposal. Although the Company is not required to obtain stockholder ratification of the appointment of Hein & Associates LLP, the Board of Directors considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board of Directors on a key corporate governance issue. The Audit Committee believes it to be in the best interests of our stockholders to retain Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain Hein & Associates LLP. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Required Vote	The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Hein & Associates LLP. Abstentions and broker non-votes will be counted toward a quorum and considered shares present in person or by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal, however banks, brokers and other nominees may vote on the ratification of an independent registered public accounting firm, so no broker non-votes are expected to exist in connection with this proposal.

Other Information	A representative of Hein & Associates LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Board Recommendation	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Principal Accounting Fees and Services

	2009	2008
Audit Fees (1)	$283,698	$170,550
Tax Fees (2)	$-	$7,500
All Other Fees (3)	$9,950	$-
	$293,648	$178,050

(1) In 2009, Magnum Hunter Resources changed audit firms from Malone & Bailey, PC to Hein & Associates LLP. Audit related fees include the three quarterly reviews conducted by Malone & Bailey, PC for our Form 10-Q's and the annual review conducted by Hein & Associates LLP for our Form 10-K.

(2) Tax Fees were for the preparation of our Form 1120 tax return.

(3) Other fees include costs associated with the issuance of comfort letters and consent letters throughout 2009.

Audit Fees	The Audit Fees for the years ended December 31, 2009 and 2008, which totaled $283,698 and $170,550, respectively, were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008, and for the review of our consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2009 and 2008.

Audit Related Fees	For the fiscal year ended December 31, 2009, audit related fees totaled $293,648, consisting of fees billed for assurance and related services that are traditionally performed by the independent auditor, including the issuance of comfort letters. The foregoing Audit Related Fees were incurred in connection with several offerings of common stock and preferred stock made by the Company. There were no Audit Related Fees for the fiscal year ended December 31, 2008.

Tax Fees	There were no Tax Fees for the fiscal year ended December 31, 2009. For the fiscal year ended December 31, 2008, there were Tax Fees in the amount of $7,500, which were incurred in connection with the preparation of our Form 1120 tax return.

All Other Fees	For the fiscal year ended December 31, 2009, All Other Fees totaled $9,950. These fees were mainly associated with work associated with the review of the Triad Acquisition. There were no fees includable as “All Other Fees” for the fiscal year ended December 31, 2008.

Audit Committee Pre-Approval Policy and Procedures
The Audit Committee selects and approves our independent registered public accounting firm, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants and reviews the audit results. The Audit Committee approves all fees paid to our principal accountants.  The Audit Committee has considered whether the non-audit services provided by Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s independence and has determined that the nature and substance of any non-audit services did not impair the status of Hein & Associates LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE
The business, property and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors. The Board has the responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other executive officers.

The Board has adopted corporate governance guidelines that address significant issues of corporate governance and set forth the procedures by which the board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, board meetings and board and committee performance evaluations. The Board is responsible for assessing and periodically reviewing the adequacy of these guidelines.

Director Nomination Process
In assessing the qualifications of candidates for nomination as director, the Compensation and Nominating Committee and the Board consider, in addition to qualifications set forth in our Bylaws, each potential nominee’s:

● personal and professional integrity, experience, reputation and skills;

● ability and willingness to devote the time and effort necessary to be an effective board member; and

● commitment to act in the best interests of Magnum Hunter and its stockholders.

Consideration is also given to the requirements under the listing standards of the NYSE Amex for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations.

In addition, the Board takes into account the desire that the directors possess a broad range of business experience, diversity (“diversity” being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), professional skills, geographic representation and other qualities they consider important in light of our business plan. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that can effectively work together using its diversity of experience to see that the Company is well-managed and represents the interests of the Company and its stockholders.

Under the terms of his employment agreement, Mr. Evans is entitled to nominate one member to the board of directors. He nominated Mr. Jeff Swanson whose nomination was unanimously approved by the board.

Stockholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to the Corporate Secretary at the address indicated on the first page of this proxy statement. In order to be considered for nomination by the Board of Directors for the 2011 Annual Meeting of Stockholders, submissions of potential nominees should be made no later than April 22, 2011. See the section of this proxy statement entitled “Proposals for the 2011 Annual Meeting of Stockholders” for more information regarding the procedures and requirements for nominating a director for the 2011 Annual Meeting of Stockholders.

Director Independence
As of the date of this proxy statement, the Board of Directors has concluded that Messrs. J. Raleigh Bailes, Sr., Brad Bynum, Joe L. McClaugherty, Steven A. Pfeifer and Jeff Swanson are independent, as defined in Section 803A(2) of the NYSE Amex Company Guide. Under the listing standards, a majority of our directors must be independent, and the Audit and Compensation and Nominating Committees are each required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under the rules and regulations of the Securities and Exchange Commission. The Board has determined that all of the members of these two committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a board determination that the director has no material relationship with the Company and a listing of several specific relationships that preclude independence.

Boards’ Role in Risk Oversight
The Board is actively involved in oversight of risks that could affect the Company. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.

The Audit Committee of the Board is charged by its charter with the responsibility to review the financial, investment and risk management policies followed by the Company in operating its business activities.  The Audit Committee is to regularly update the Board about the Committee's activities and make appropriate recommendations.  Additionally, at Audit Committee meetings, company management may present a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee.  The Audit Committee works with management in addressing its policies strengths and weaknesses in each area presented or separately assessed.  In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations.

Board of Directors’ Leadership Structure
Mr. Evans currently services as Chairman of the Board of Directors in addition to his role as the Company’s Chief Executive Officer.  The Board of Directors believes that the Company’s Chief Executive Officer is currently best situated to serve as Chairman because he is the director most familiar with the Company’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors.  The Company does not presently have a lead independent director and believes this leadership structure is in the best interest of our stockholders at this time.

Code of Conduct and Ethics and Compliance Code
The Company has a code of conduct and ethics that applies to its officers, employees and directors, including the Company’s principal executive officer and principal financial and accounting officer. This code assists employees in resolving ethical issues that may arise in complying with its policies. The purpose of this code is to promote, among other things:

● Prompt internal reporting of any violation of the code.

● Ethical handling of actual or apparent conflicts of interest;

● Full, fair, accurate and timely disclosure in filings with the Securities and Exchange Commission and other public disclosures;

● Compliance with the law and other regulations;

● Protection of the Company’s assets;

● Insider trading policies; and

This code is available on our website at www.nagnumhunterresources.com. We will provide this code free of charge to stockholders who request it. We will post information regarding any amendments to, or waivers of, the provisions of this code on our website.

Stockholder Communications with the Board of Directors
Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from stockholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Attendance at Meetings of Stockholders
Directors are expected to attend Annual Meetings of Stockholders.

The Board of Directors oversees the management of the business and affairs of our Company. The Board has two standing committees: an Audit Committee and a Compensation and Nominating Committee, each of which is described below.  Each committee operates under a written charter adopted by the Board.

Last year, the Board met 9 times, the Audit Committee met 5 times, and the Compensation and Nominating Committee met 20 times. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served.  The following table sets forth the committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2009:

Director	Audit Committee	Compensation and Nominating Committee
J. Raleigh Bailes	+
Brad Bynum	●	●
Joe McClaugherty	●	+
Steven A. Pfeifer		●
Jeff Swanson		●
Number of Meetings Held in 2009	5	20

(+) Denotes Chair.

Website Availability of Documents
Magnum Hunter’s Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2010 with the SEC) and the charters of the Audit Committee and Compensation and Nominating Committee, can be found on our website at www.magnumhunterresources.com. The committee charters are located under the “Corporate Governance” link under the “Investors” tab.  Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Audit Committee
Our Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing our accounting and financial reporting processes and the audits of our financial statements.  Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and related press releases and, as appropriate, initiates inquiries into aspects of our financial affairs.  Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.  In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions will be approved by our Audit Committee before we enter into them.  The current members of our Audit Committee are J. Raleigh Bailes, Sr., Brad Bynum and Joe L. McClaugherty.  Mr. Bailes serves as chairman of the Audit Committee.

Our Audit Committee includes at least one member who has been determined by our Board to meet the qualifications of an Audit Committee financial expert in accordance with SEC rules. Mr. Bailes is the independent director whom we have identified as the Audit Committee financial expert.  Mr. Bailes is a certified public accountant and has been engaged in a public accounting and tax practice for the last 37 years.  Each of the members of our Audit Committee is independent, as independence for Audit Committee members is defined in Section 803B of the NYSE Amex Company Guide.  In addition, Mr. Bynum and Mr. McClaugherty have an understanding of fundamental financial statements.

Since its formation in April 2006, the Audit Committee approves all audit fees, audit-related fees, tax fees and special engagement fees. The Audit Committee approved 100% of such fees for the year ended December 31, 2009.  The following is the report of the Audit Committee for the year ended December 31, 2009.

The Audit Committee reviewed and discussed Magnum Hunter’s audited financial statements for the year ended December 31, 2009 with our management.  The Audit Committee discussed with Hein & Associates LLP, Magnum Hunter’s independent registered public accounting firm, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).  The Audit Committee also received the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Hein & Associates LLP with them.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Magnum Hunter’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee has selected and engaged Hein & Associates LLP as the Company’s independent registered public accounting firm to audit and report to the Company’s stockholders on the Company’s financial statements for fiscal 2010.

THE AUDIT COMMITTEE

J. Raleigh Bailes, Sr.
Brad Bynum
Joe L. McClaugherty

Compensation and Nominating Committee
The Compensation and Nominating Committee of our Board of Directors (i) discharges the Board’s responsibilities relating to the compensation of our directors and officers; and (ii) recommends candidates for election to our Board of Directors and oversees the director nomination process.  The committee has the overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of our Company, including, among other things, annual salaries, bonuses, stock options and other incentive compensation arrangements.  In addition, our Compensation and Nominating Committee will administer our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and may from time to time assist our Board of Directors in administering our stock option plans with respect to our other employees.

Our Compensation and Nominating Committee will establish procedures for the nomination process and lead the search for, select and recommend candidates for election to our Board of Directors, subject to legal rights, if any, of third parties to nominate or appoint directors.  Consideration of new director candidates typically will involve a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board of Directors typically have been suggested by other members of our Board of Directors or by our executive officers.  From time to time, our Compensation and Nominating Committee may engage the services of a third-party search firm to identify director candidates.  Our Compensation and Nominating Committee will select the candidates for election to our Board of Directors.  Candidates proposed by stockholders will be evaluated by our Compensation and Nominating Committee using the same criteria as for all other candidates.

The Board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the 2011 Annual Meeting of Stockholders” in this Proxy Statement.  In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the compensation and nominating committee and by the full board include age, diversity (“diversity” being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time), whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and NYSE Amex rules, what the candidate’s skills and experience add to the overall competencies of the Board, and whether the candidate has any special background relevant to Magnum Hunter’s business.

The current members of our Compensation and Nominating Committee are Messrs.  Joe L. McClaugherty, Brad Bynum, Steven A. Pfeifer and Jeff Swanson.  Mr. McClaugherty serves as chairman of the Compensation and Nominating Committee.  The members of our Compensation and Nominating Committee are independent, as independence for directors is defined in Section 803A(2) of the NYSE Amex Company Guide.

Our Compensation and Nominating Committee has recommended Gary C. Evans, Wayne. P. Hall, J. Raleigh Bailes, Sr., Brad Bynum, Gary L. Hall, Joe L. McClaugherty, Ronald D. Ormand, Steven A. Pfeifer and Jeff Swanson as nominees for election to our Board of Directors at the Annual Meeting. The Compensation and Nominating Committee has also recommended amending the Company’s 2006 Stock Incentive Plan increasing the authorized number of shares of Common Stock reserved for issuance under the Plan to Fifteen Million (15,000,000).

Committee Interlocks and Insider Participation
Two of our directors, Gary C. Evans and Ronald D. Ormand also serve as executive officers of the Company, and Wayne P. Hall is an employee of the Company.  None of Mr. Evans, Mr. Ormand or Mr. Wayne Hall serve on the Company’s Compensation and Nominating Committee. No other member of our Board is employed by Magnum Hunter Resources Corporation or our subsidiaries. Other than Messrs. Evans and Ormand, who both serve on the board of directors of GreenHunter Energy Inc., none of our executive officers serve on the board of directors of another entity, whose executive officers serves on our Board.  Mr. Evans is the Chairman and Chief Executive Officer of both GreenHunter Energy, Inc. and the Company, and David S. Krueger is the principal accounting officer of the Company and the Chief Financial Officer of GreenHunter Energy, Inc.  No officer or employee of Magnum Hunter participated in deliberations of our Board concerning executive officer compensation.

Compensation of Executives
The objective of Magnum Hunter’s executive compensation program is to enable us to recruit and retain highly qualified managerial talent by providing market-based levels of compensation. We also seek to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our business. To achieve our objective, we believe that our executive compensation program must be competitive with that of our peer companies and other likely competitors for executive talent.

To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in other companies. We believe annual measurement is generally appropriate, because the market itself is subject to variations over time as a result of changes within peer companies and the supply and demand for experienced executives. Once the market value for a position is determined, we compare the compensation levels of individual incumbents to these market values. The salary level and short term and long term incentive target percentages for each named executive officer are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, tenure and individual performance.

In light of our focus on determining market value for each position, we do not employ analyses that compare compensation levels of our named executive officers with each other or with other employees within the Company.

We believe compensation programs can drive the behavior of employees covered by the programs, and accordingly we seek to design our executive compensation program to align compensation with current and desired corporate performance and stockholder interests. Actual compensation in a given year will vary based on Magnum Hunter’s performance, and to a lesser extent, on subjective appraisals of individual performance. In other words, while compensation targets will to a large extent reflect the market, actual compensation will reflect Magnum Hunter’s attainment of (or failure to attain) financial and operational performance objectives.

We maintain competitive benefit programs for our employees, including our named executive officers, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and Magnum Hunter.

Compensation Philosophy	As indicated above, we seek to provide compensation that is competitive, both in total level and in individual components, with the companies we believe are our peers and other likely competitors for executive talent. By competitive, we mean that total compensation and each element of compensation corresponds to a market-determined range. Competitive compensation is normally sufficient to attract executive talent to the Company. Competitive compensation also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly-sized competitor. We also believe that a substantial portion of compensation for executives should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent Magnum Hunter and the executive accomplish goals established by our Compensation and Nominating Committee. We expect senior level executives, including the named executive officers, to have a higher percentage of their total compensation at risk. By this means, we seek to align each of our named executive officers with the short and long term performance objectives of Magnum Hunter and with the interests of our stockholders.

Base Salary
Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract the executives from the performance of their responsibilities.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee.

Short Term Incentives
Our short term incentive plan, or bonus plan, provides an annual cash and/or stock award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for Magnum Hunter, as well as to recognize the employee’s performance during the year. The target for each employee is expressed as a percentage of base salary earned during the year and classified as a bonus. Approximately 50% of this award is based upon short term goals and the remaining portion of the bonus is based upon the discretion of the Compensation and Nominating Committee. The Compensation and Nominating Committee retains the ability to exercise discretion in determining all distributions under our short term incentive plan.

The Compensation and Nominating Committee establishes and approves the specific performance objectives based on possible objectives at the beginning of each new fiscal year.  Performance objectives are based on Company financial and operational factors determined to be critical to achieving our desired business plans. Performance objectives are designed to reflect goals and objectives to be accomplished over a specific period; therefore, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years.

Performance objectives for each of the named executive officers were based on a matrix of performance objectives for the Company as a whole. Examples of performance objectives include (i) achieving specified levels of volume weighted average stock price, (ii) achieving specified levels of production, (iii) acquisition activities, and (iv) other operational performance objectives.

Long Term Incentives
We provide a long term incentive plan in which each of our executive officers, including our named executive officers, and certain other management-level employees participate. Pursuant to our 2006 Stock Incentive Plan, our long term incentive plan is designed to reward participants for sustained improvements in Magnum Hunter’s financial performance and increases in the value of our common stock over an extended period.

The Compensation and Nominating Committee authorizes grants throughout the year depending upon the Company’s activities during that time period. Grants can be made from a variety of award types authorized under our long term incentive plan. We have granted awards that vest based on continued service as well as performance-based options and restricted stock grants.

Our stock and option awards vest based on continued service over three or four-year periods and performance based vesting hurdles. Our performance period can vary in lengths of time given the rate at which Magnum Hunter is growing.

Risks Related to Compensation Policies and Practices
As part of its oversight of the Company's executive and non-executive compensation programs, the Compensation and Nominating Committee considers the impact of the Company's compensation programs, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company. As a result of this analysis, the Compensation Committee identified the following risk mitigating factors:

• Use of long-term incentive compensation;

• Vesting periods for equity compensation awards that encourage executives and other key employees to focus on sustained stock price appreciation;

• The Compensation and Nominating Committee’s discretionary authority to adjust annual incentive awards, which helps mitigate any business risks associated with such awards;

• The Company's internal control over financial reporting and other financial, operational and compliance policies and practices currently in place;

• Base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security; and

• Design of long-term compensation to reward executives and other key employees for driving sustainable, profitable, growth for stockholders.

As a result of the above assessment, the Compensation and Nominating Committee determined that the Company’s policies and procedures largely achieve a proper balance between competitive compensation and prudent business risk.

Outstanding Equity Awards at Fiscal Year-End	The following table sets forth all outstanding equity awards to named executive officers of the Company on December 31, 2009.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (1)

Gary C. Evans, Chairman and CEO (a)	2,062,500	687,500	$0.37	5/22/2014	1,437,500	$2,228,125

Ronald D. Ormand, Executive Vice President and CFO (b)	937,500	312,500	$0.37	5/22/2014	687,500	$1,065,625

James W. Denny III, Chief Operating Officer (c)	50,000	50,000	$1.69	3/1/2013
	12,500	37,500	$1.17	9/30/2014	60,000	$93,000
	50,000	200,000	$1.69	10/23/2019

H.C. "Kip" Ferguson, Executive Vice President Exploration (d)	50,000	150,000	$1.17	9/30/2014	-	$-

Donald L. Kirkendall, Senior Vice President Administration and Product Marketing (e)	100,000	100,000	$2.00	1/9/2013	50,000	$77,500

(1) The dollar amounts are based on the market value of the shares as of December 31, 2009 using the last sale price on that date of $1.55 per share as reported on the NYSE Amex.

(a) In May 2009, we entered into a Stock Option Agreement with Mr. Evans, granting him options to purchase up to 2,750,000 shares of our common stock at an exercise price of $0.37 per share over a three year period ending on May 22, 2012. The options vest pursuant to certain performance conditions set forth in Mr. Evans' Stock Option Agreement. We also entered into a Restricted Stock Agreement with Mr. Evans in May 2009, granting him 2,750,000 shares of our restricted  common stock that vest over a three year period pursuant to certain conditions set forth in Mr. Evans' Restricted Stock Agreement. In 2009, pursuant to certain conditions set out in Mr. Evans' Stock Option Agreement and Restricted Stock Agreement, Mr. Evans vested in 2,062,500 options to purchase 2,062,500 shares of our common stock and vested in 1,312,500 shares of our restricted common stock. Mr. Evans has 687,500 options that had not vested and 1,437,500 shares of our restricted common stock that had not vested as of December 31, 2009.

(b) In May 2009, we entered into a Stock Option Agreement with Mr. Ormand, granting him options to purchase up to 1,250,000 shares of our common stock at an exercise price of $0.37 per share over a three year period ending on May 22, 2012. The options vest pursuant to certain performance conditions set forth in Mr. Ormand's Stock Option Agreement. We also entered into a Restricted Stock Agreement with Mr. Ormand in May 2009, granting him 1,250,000 shares of our restricted  common stock that vest over a three year period pursuant to certain conditions set forth in Mr. Ormand's Restricted Stock Agreement. In 2009, pursuant to certain conditions set out in Mr. Ormand's Stock Option Agreement and Restricted Stock Agreement, Mr. Ormand vested in 937,500 options to purchase 937,500 shares of our common stock and vested in 562,500 shares of our restricted common stock. Mr. Ormand has 312,500 options that had not vested and 687,500 shares of our restricted common stock that had not vested as of December 31, 2009.

(c) In March 2008, we granted Mr. Denny 100,000 stock options, at an exercise price of $1.69 per share, of which 50,000 options had vested as of December 31, 2009. The remaining 50,000 options vest, subject to his continued employment, in 25,000 increments on March 1, 2010 and 2011. In September 2009, we granted Mr. Denny 50,000 stock options, at an exercise price of $1.17 per share, of which 12,500 options vested on the date of grant in 2009. The remaining 37,500 options vest, subject to his continued employment, in 12,500 increments on September 30, 2010, 2011, and 2012. In October 2009, we granted Mr. Denny 250,000 stock options based on performance objectives, at an exercise price of $1.69 per share, of which 50,000 vested in 2009. The remaining 200,000 options had not vested as of December 31, 2009. In March 2008, we awarded Mr. Denny 130,000 shares of our common stock, of which 70,000 were issued as of December 31, 2009. The remaining 60,000 shares vest and will be issued, subject to his continued employment, in 30,000 share increments on March 1, 2010 and 2011.

(d) In September 2009, we awarded Mr. Ferguson 200,000 options, at an exercise price of $1.17 per share, of which 50,000 options vested on the date of grant and the remaining 150,000 options vest in 50,000 share increments on September 30, 2010, 2011, and 2012.

(e) In November 2005, we issued to Mr. Kirkendall warrants to purchase 43,750 shares of common stock for services provided to us prior to his employment. Mr. Kirkendall subsequently transferred 13,750 of those warrants to a third party. In January 2008, we granted Mr. Kirkendall 200,000 stock options, at an exercise price of $2.00 per share, of which 100,000 options had vested as of December 31, 2009. The remaining 100,000 options vest, subject to his continued employment, in 50,000 share increments on January 10, 2010 and 2011. In January 2008, we awarded Mr. Kirkendall 100,000 shares of common stock, of which 50,000 shares have been issued as of December 31, 2009. The remaining 50,000 shares vest and will be issued, subject to his continued employment, in 25,000 share increments on January 10, 2010 and 2011.

The following table sets forth all compensation for the fiscal years ended 2009 and 2008 awarded to, earned by or paid to the named executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Total Compensation ($)
Gary C. Evans, Chairman and CEO	2009	$153,865	(a)	$505,400		$857,182	(e)	$581,670	(e)	$1,592,717
	2008	$-		$-		$-		$-		$-

Ronald D. Ormand,	2009	$109,038	(b)	$178,200		$392,363	(f)	$264,395	(f)	$765,796
Executive Vice President and CFO	2008	$-		$-		$-		$-		$-

James W. Denny III,	2009	$180,000		$214,200	(d)	$-		$326,193	(g)	$542,193
Chief Operating Officer	2008	$150,000		$-		$221,000		$112,381		$483,381

H.C. "Kip" Ferguson,	2009	$45,000	(c)	$148,000		$-		$176,743	(h)	$221,743
Executive Vice President Exploration	2008	$-		$-		$-		$-		$-

Donald L. Kirkendall,	2009	$150,000		$128,500	(d)	$-		$-		$180,000
Senior Vice President Administration and Product Marketing	2008	$150,000		$79,167		$215,000		$293,364		$737,531
_______________________
(1) Represents the aggregate grant date fair value, in accordance with Accounting Standards Codification 718 (“ASC 718”), “Stock Compensation” (formerly FASB Statement No. 123(R)) (except no assumptions for forfeitures were included), with respect to (a) shares of restricted stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). See Notes 2 and 3 to our consolidated financial statements included in our Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2010 with the SEC) for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010, for information regarding the assumptions made in determining these values.

(a) Mr. Evans did not become employed by Magnum Hunter until May 22, 2009. Mr. Evans' annual salary for 2009 was $254,000.

(b) Mr. Ormand did not become employed by Magnum Hunter until May 22, 2009. Mr. Ormand's annual salary for 2009 was $180,000.

(c) Mr. Ferguson did not become employed by Magnum Hunter until September 30, 2009. Mr. Ferguson's annual salary for 2009 was $180,000.

(d) Includes cash bonuses awarded to Messrs. Denny and Kirkendall in July 2009 with consideration based on individual performances for the fiscal year ending December 31, 2008.

(e) In May 2009, we entered into a Stock Option Agreement with Mr. Evans, granting him options to purchase up to 2,750,000 shares of our common stock at an exercise price of $0.37 per share over a three year period ending on May 22, 2012. The options vest pursuant to certain performance conditions set forth in Mr. Evans' Stock Option Agreement. We also entered into a Restricted Stock Agreement with Mr. Evans in May 2009, granting him 2,750,000 shares of our restricted  common stock that vest over a three-year period pursuant to certain conditions set forth in Mr. Evans' Restricted Stock Agreement. In 2009, pursuant to certain conditions set out in Mr. Evans' Stock Option Agreement and Restricted Stock Agreement, Mr. Evans vested in 2,062,500 options to purchase 2,062,500 shares of our common stock and vested in 1,312,500 shares of our restricted common stock.

(f) In May 2009, we entered into a Stock Option Agreement with Mr. Ormand, granting him options to purchase up to 1,250,000 shares of our common stock at an exercise price of $0.37 per share over a three-year period ending on May 22, 2012. The options vest pursuant to certain performance conditions set forth in Mr. Ormand's Stock Option Agreement. We also entered into a Restricted Stock Agreement with Mr. Ormand in May 2009, granting him 1,250,000 shares of our restricted  common stock that vest over a three year period pursuant to certain conditions set forth in Mr. Ormand's Restricted Stock Agreement. In 2009, pursuant to certain conditions set out in Mr. Ormand's Stock Option Agreement and Restricted Stock Agreement, Mr. Ormand vested in 937,500 options to purchase 937,500 shares of our common stock and vested in 562,500 shares of our restricted common stock.

(g) In March 2009, (i) we awarded Mr. Denny 30,000 shares of our common stock pursuant to his Restricted Stock Agreement dated March 1, 2008 and (ii) Mr. Denny vested in 25,000 options, at an exercise price of $1.69 per share pursuant to his Non-Statutory Stock Option Agreement dated March 1, 2008. In September 2009, we granted Mr. Denny 50,000 stock options, at an exercise price of $1.17 per share, of which 12,500 options vested on the date of grant, and the remaining 37,500 options vest in 12,500 increments on September 30, 2010, 2011, and 2012. In October 2009, we granted Mr. Denny 250,000 stock options based on performance objectives, at an exercise price of $1.69 per share, none of which vested in 2009.

(h) In September 2009, we awarded Mr. Ferguson 200,000 options, at an exercise price of $1.17 per share, of which 50,000 options vested on the date of grant and the remaining 150,000 options vest in 50,000 share increments on September 30, 2010, 2011, and 2012.

Compensation of Directors
The Compensation and Nominating Committee oversees fee levels and other elements of compensation for Magnum Hunter’s non-employee directors. Directors receive fees payable in cash or common stock for attending meetings of the Board and each of its committees and are eligible to receive annual grants of our common stock and common stock options under the 2006 Stock Incentive Plan.

Meeting Fees	Fees for attending meetings of the Board and each of its committees are set at $1,000 per day payable in cash or common stock. Fees earned or paid in 2009 are set forth in the Director Compensation Table below.

Committee Interlocks and Insider Participation
Two of our directors, Gary C. Evans and Ronald D. Ormand also serve as executive officers of the Company, and Wayne P. Hall is an employee of the Company.  None of Mr. Evans, Mr. Ormand or Mr. Wayne Hall serve on the Company’s Compensation and Nominating Committee. No other member of our Board is employed by Magnum Hunter Resources Corporation or our subsidiaries. Other than Messrs. Evans and Ormand, who both serve on the board of directors of GreenHunter Energy Inc., none of our executive officers serve on the board of directors of another entity, whose executive officers serves on our Board.  Mr. Evans is the Chairman and Chief Executive Officer of both GreenHunter Energy, Inc. and the Company, and David S. Krueger is the principal accounting officer of the Company and the Chief Financial Officer of GreenHunter Energy, Inc.  No officer or employee of Magnum Hunter participated in deliberations of our Board concerning executive officer compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Stock Awards ($) (1) (3)	All Other Compensation ($)	Total ($)
J. Raleigh Bailes, Sr.	$14,000	$43,196		$-	$57,196
Brad Bynum	$14,000	$43,196	$15,000	$-	$72,196
Gary L. Hall	$9,000	$43,196		$-	$52,196
Joe L. McClaugherty	$6,000	$56,154	$15,000	$-	$77,154
Steven A. Pfeifer	$9,000	$56,154	$15,000	$-	$80,154
Jeff Swanson	$3,000	$88,285		$-	$91,285
__________________

(1) Represents the aggregate grant date fair value, in accordance with Accounting Standards Codification 718 (“ASC 718”), “Stock Compensation” (formerly FASB Statement No. 123(R)) (except no assumptions for forfeitures were included), with respect to (a) shares of restricted stock (under the Stock Awards column), and (b) stock options (under the Option Awards column). See Notes 2 and 3 to our consolidated financial statements included in our Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2010 with the SEC) for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 31, 2010, for information regarding the assumptions made in determining these values.

(2) In June 2009, Messrs. Bailes, Bynum and Gary L. Hall were granted 100,000 options to purchase common stock at an exercise price of $0.51 per share with a ten year expiration date; Messrs. McClaugherty and Pfeifer were granted 130,000 options to purchase common stock at an exercise price of $0.51 per share with a ten year expiration date; and in August 2009, Mr. Swanson was granted  100,000 options to purchase common stock at an exercise price of $1.03 per share with a ten year expiration date.

(3) From time to time, board members are issued common stock in lieu of cash for past participation in board and committee meetings.

Stock Ownership
The following table sets forth information regarding beneficial ownership of Magnum Hunter’s common stock and preferred stock as of May 24, 2010 held by (i) each of Magnum Hunter’s directors and executive officers; (ii) all directors and executive officers as a group; and (iii) any person (or group) who is known to Magnum Hunter to be the beneficial owner of more than 5% of any class of its stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act, and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Unless otherwise specified, the address of each of the persons set forth below is in care of Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (%) (2)
Common Stock	Gary C. Evans (a)	5,711,705	9%
Common Stock	Ronald D. Ormand (b)	2,557,800	4%
Common Stock	David S. Krueger (c)	37,500	*
Common Stock	H.C. "Kip" Ferguson, III (d)	64,450	*
Common Stock	Brian G. Burgher (e)	25,000	*
Common Stock	David Lipp (f)	41,575	*
Common Stock	M. Bradley Davis (g)	160,000	*
Common Stock	Wayne P. Hall (h)	2,371,450	4%
Common Stock	Donald L. Kirkendall (i)	440,000	*
Common Stock	James W. Denny, III (j)	217,500	*
Common Stock	J. Raleigh Bailes, Sr. (k)	333,683	*
Common Stock	Brad Bynum (k) (l)	499,813	*
Common Stock	Gary L. Hall (k) (m)	459,974	*
Common Stock	Joe L. McClaugherty (n)	541,298	1%
Common Stock	Steven A. Pfeifer (n)	361,944	*
Common Stock	Jeff Swanson (o)	132,993	*
Common Stock	J. Carlo Cannell (p)	3,701,070	6%
Common Stock	Eagle Operating, Inc. (q)	3,144,655	5%
Common Stock	Bonanza Capital, Ltd. (r)	2,000,000	3%
Common Stock	Sharon Energy Ltd. (s)	2,294,474	4%
Common Stock	Directors and executive officers as a group (16 persons named above)	13,956,685	23%

Series C Preferred Stock	Gary C. Evans	10,000	*
Series C Preferred Stock	Wayne P. Hall	12,000	*
Series C Preferred Stock	Directors and executive officers as a group (2 persons named above)	22,000	5%

Series B Preferred Stock	Allied Irish Banks, p.l.c. (t)	1,000,000	25%
Series B Preferred Stock	Capital One Bank, Capital One Bank, N.A. (u)	1,857,143	46%
Series B Preferred Stock	Citibank, N.A. (v)	1,142,857	29%
Series B Preferred Stock	Directors and executive officers as a group	0	*

As of March 31, 2010, none of the Series C holders have filed a schedule 13D or 13G. To the knowledge of the Company, there are no single holders of 5% or more of the Series C Preferred Stock.
* Less than one percent.
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) A total of 62,247,908 shares of Magnum Hunter Resources Corporation's Common Stock, 521,555 shares of Magnum Hunter Resources Corporation's Series C Preferred Stock and 4,000,000 shares of Magnum Hunter Resources Corporation's Series B Preferred Stock are considered to be outstanding as of May 24, 2010 pursuant to SEC Rule 12d-3(d)(1).

(a) Includes 2,750,000 shares of restricted common stock, all of which have vested as of May 24, 2010; options to purchase 2,750,000 shares of common stock, all of which have vested as of May 24, 2010; and 211,705 shares underlying presently exercisable warrants, of which 125,000 shares are held in an account under the name of Mr. Evans' children and Mr. Evan's Special Inheritance Account.

(b) Includes 1,250,000 shares of restricted common stock, all of which have vested as of May 24, 2010; options to purchase 1,250,000 shares of common stock, all of which have vested as of May 24, 2010; 57,800 shares held in a private investment company controlled by Mr. Ormand.

(c) Includes 37,500 shares underlying presently exercisable options.
(d) Includes 50,000 shares underlying presently exercisable options.
(e) Includes 25,000 shares underlying presently exercisable options.
(f) Includes 15,000 shares underlying presently exercisable options.
(g) Includes 160,000 shares underlying presently exercisable options.
(h) Includes 1,244,975 shares of common stock and 100,000 shares of common stock underlying presently exercisable warrants held in accounts under the names of Mr. Hall's family members and private investment company.

(i) Includes 60,000 shares underlying presently exercisable warrants and 150,000 shares underlying presently exercisable options.
(j) Includes 137,500 shares underlying presently exercisable options.
(k) The share amounts for Messrs. Bailes, Bynum and Gary L. Hall include 300,000 shares for each underlying presently exercisable options.

(l) Includes 50,000 shares underlying presently exercisable warrants.
(m) Includes 100,000 shares of common stock and 100,000 shares of common stock underlying presently exercisable warrants held in accounts under the names of Mr. Gary Hall's family members and private investment companies.

(n) The share amounts for Messrs. McClaugherty and Pfeifer include 130,000 shares for each underlying presently exercisable options.
(o) Includes 100,000 shares underlying presently exercisable options.
(p) J. Carlo Cannell's address of principal business office is 1315 S. Hwy 89, Suite 203, Jackson, WY 83001. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G/A filed with the SEC on February 16, 2010.

(q) Pursuant to a Purchase and Sale Agreement by and between the Company and Eagle Operating, Inc. dated December 11, 2006, Eagle received restricted shares of Company stock. According to transfer agent records, Eagle Operating, Inc. continues to hold these shares. Eagle did not file a Schedule 13G/A reporting its ownership of these shares.  Eagle's address of principal business office is 1222 N Central Ave, Kenmare, ND 58746.

(r) Bonanza Capital Ltd.'s address of principal business office is 300 Crescent Court, Suite 250, Dallas, Texas 75201. Includes 2,000,000 shares underlying presently exercisable warrants. Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G/A filed with the SEC on February 16, 2010.

(s) Sharon Energy Ltd.'s address of principal business office is 633 Sixth Avenue S.W., Suite 1800 Calgary, Alberta T2P 2Y5.   Information relating to this reporting stockholder is based on the stockholder’s Schedule 13G filed with the SEC on September 15, 2009.

(t) Address of principal business office is 405 Park Avenue, 4th Floor, New York, NY 10022.
(u) Address of principal business office is 201 St. Charles Ave., 26th Floor, New Orleans, LA 70170.
(v) Address of principal business office is 750 Washington Boulevard, Stamford, CT 06901.

Certain Relationships and Related Transactions
During 2009, we rented an airplane for business use at various times from Pilatus Hunter, LLC, an entity 100% owned by Mr. Evans, our Chairman of the Board of Directors and Chief Executive Officer. Airplane rental expenses totaled $161,000 and $0 for the years ended December 31, 2009 and 2008, respectively.

During 2009, we obtained accounting services from GreenHunter Energy, Inc., an entity for which Mr. Evans is an officer and major shareholder. Professional services expenses totaled $30,000 and $0 for the years ended December 31, 2009 and 2008, respectively. In addition, Magnum Hunter signed employment agreements with three GreenHunter employees to assist in the rapid growth of the Company.

Review, Approval or Ratification of Transactions with Related Persons
Our Board has established an Audit Committee and its charter sets forth in writing, among other things, (i) that our Audit Committee will be comprised exclusively of members of our Board who satisfy the independence requirements of Section 803(A)(2) of the NYSE Amex and (ii) that the Audit Committee is responsible for approving all related party transactions, as defined by the rules of the NYSE Amex, to which our Company is a party. The Company currently does not have a written, stand-alone policy for evaluating related party transactions. The Board’s review procedures include evaluating the following:

• the nature of the relationships among the parties;

• the materiality of the transaction to the Company;

• the related person’s interest in the transaction; and

• the benefit of the transaction to the related person and to the Company.

Additionally, in cases of transactions in which a director or executive officer may have an interest, the Board also will evaluate the effect of the transaction on such individual’s willingness or ability to properly perform his or her duties at the Company.

Director Independence	The Board determined that Messrs. J. Raleigh Bailes, Sr., Brad Bynum, Joe L. McClaugherty, Steven A. Pfeifer and Jeff Swanson are independent, as defined in Section 803A(2) of the NYSE Amex Company Guide. Under the listing standards, a majority of our directors must be independent, and the Audit Committee and Compensation and the Nominating Committee are each required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of the Audit Committee and the Compensation and Nominating Committee meet the applicable independence requirements.

Section 16(a) Beneficial Ownership Reporting Compliance
Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who beneficially own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the Securities and Exchange Commission on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than 10% of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2009, except as follows:

• Our Chairman and Chief Executive Officer, Gary C. Evans, conducted the late filing of a Form 3 to report his grant of options.
• Our Chief Financial Officer, Ronald D. Ormand, conducted the late filing of a Form 3 to report his grant of options.
• Our directors, J. Raleigh Bailes, Sr., Brad Bynum, Gary L. Hall, Joe L. McClaugherty, Steven A. Pfeifer and Jeff Swanson, conducted the late filing of a Form 4 to report their grant of shares.
• Our directors, Brad Bynum, Joe L. McClaugherty and Steven A. Pfeifer conducted the late filing of a Form 4 to report their grant of options.
• Our director, Joe L. McClaugherty, conducted the late filings of three Form 4s to report his purchase of common shares.
• Our director, Jeff Swanson, conducted the late filing of a Form 3 to report his grant of options.
• Our officers, Brian G. Burgher, M. Bradley Davis, David S. Krueger, David Lipp and Victor Ponce de Leon, conducted the late filing of a Form 3 to report their grant of options.
• Our officers, James W. Denny, III, H.C. Ferguson, III and Donald L. Kirkendall, conducted the late filing of a Form 4 to report their grant of options.

Other Business	We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our Board will be voted according to the best judgment of the proxy holder(s).

Householding of Annual Meeting Materials	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056; telephone: (832) 369-6986. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

Proposals for the 2011 Annual Meeting of Stockholders
Our Bylaws provide that we must receive stockholders’ proposals intended to be presented at our 2011 Annual Meeting of Stockholders no later than April 22, 2011 to be eligible for inclusion in our proxy statement relating to that meeting.  Stockholder proposals must be submitted in writing to our Corporate Secretary at 777 Post Oak Boulevard, Suite 910, Houston, Texas 77056.  The proposal must also otherwise comply with all requirements of the SEC for stockholder proposals.

Under our Bylaws, a stockholder may nominate one or more persons for election as directors at any Annual Meeting of Stockholders or propose business to be brought before the Annual Meeting of Stockholders, or both, only if the stockholder has given timely notice in proper written form of such director nomination(s) or such proposed business.  For purposes of proposing business at an Annual Meeting of Stockholders, the stockholder notice must include: (i) a brief description of the business desired to be brought before the Annual Meeting of Stockholders; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest the stockholder has in such proposed business.  For purposes of nominating a director to be elected at an Annual Meeting of Stockholders, the stockholder notice must include: (i) all the information required to be disclosed in solicitations of proxies by applicable SEC rules and regulations with respect to each director nominee; (ii) the name and record address of the stockholder proposing such business; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder.

A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, the rules and regulations thereunder, and all other policies and procedures of the Company with respect to the above described matters.  Our Board of Directors may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Information Incorporated by Reference	We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by our annual report on 10-K (as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2010 with the SEC) for the fiscal year ended December 31, 2009, which was filed with the SEC March 31, 2010, except to the extent information in that report is different from the information contained in this proxy statement. The information incorporated by reference includes the description of our executive officers set forth in Part III, Item 10 “Directors, Executive Officers And Corporate Governance” in our 2009 Annual Report on Form 10-K.

Annual Report
COPIES OF OUR ANNUAL REPORT ON FORM 10-K AND ON FORM 10-K/A, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT OUR CORPORATE OFFICES LOCATED AT 777 POST OAK BOULEVARD, SUITE 910, HOUSTON, TEXAS 77056 AND ON OUR WEBSITE AT www.MagnumHunterResources.com.

BY ORDER OF THE BOARD OF DIRECTORS Gary C. Evans, Chairman of the Board May [—], 2010 Houston, Texas

APPENDIX A

PETRO RESOURCES CORPORATION

2006 STOCK INCENTIVE PLAN

1.           Purpose of Plan.

The purpose of the Petro Resources Corporation 2006 Stock Incentive Plan (the “Plan”) is to advance the interests of Petro Resources Corporation (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2.           Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.           “Board” means the Company’s Board of Directors.

2.2.           “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3.           “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4.           “Change in Control” means an event described in Section 11.1 of the Plan.

2.5.           “Code” means the Internal Revenue Code of 1986, as amended.

2.6.           “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7.           “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8.           “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9.            “Effective Date” means March 1, 2006, but no Incentive Stock Option shall be exercised  unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10.           “Eligible Recipients” means all employees, officers and directors of the Company or any Subsidiary, and any consultants and advisors to the Company or any Subsidiary.

2.11.           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.           “Fair Market Value” means, with respect to the Common Stock, as of any date:  (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the Nasdaq National Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13.           “Incentive Award” means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.14.           “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15.           “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16.           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17.           “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18.           “Performance Criteria” means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria.

2.19.           “Performance Stock Awards” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and which may be subject to the future achievement of Performance Criteria or be free of any performance or vesting conditions.

2.20.           “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21.           “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.22.           “Retirement” means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.23.           “Securities Act” means the Securities Act of 1933, as amended.

2.24.           “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3.           Plan Administration.

3.1.           The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2.           Authority of the Committee.

(a)           In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)           Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)           In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)           Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan.  For purposes of this Section 3.2(d) and Section 11.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.           Shares Available for Issuance.

4.1.           Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 6,000,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2.           Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.  To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3.           Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5.           Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.           Options.

6.1.           Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2.           Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3.           Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4.           Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

6.5.           Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Houston, Texas and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.           Restricted Stock Awards.

7.1.           Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2.           Rights as a Stockholder; Transferability.  Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3.           Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

7.4.           Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8.           Performance Stock Awards.

8.1.           An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2.           Restrictions on Transfers.  The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

9.           Effect of Termination of Employment or Other Service.

9.1.           Termination Due to Death or Disability.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)           All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b)           All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)           All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.2.           Termination Due to Retirement.  Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)           All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option).  Options not exercisable as of such Retirement will be forfeited and terminate; and

(b)           All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)           All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3.           Termination for Reasons Other than Death, Disability or Retirement.  Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a)           All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option).  Options not exercisable as of such termination will be forfeited and terminate; and

(b)           All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)           All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4.           Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5.           Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

9.6.           Determination of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10.           Payment of Withholding Taxes.

10.1.           General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2.           Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11.           Change in Control.

11.1.           A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a)           the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b)           the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)           any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)           a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e)           the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2.           Change in Control Definitions.  For purposes of this Section 11:

(a)           “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b)           “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c)           “Successor” means any individual, corporation, partnership, group, association or other person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise.  For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

11.3.           Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse.

11.4.           Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a)           Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (“Option Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b)           any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c)           some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards that remain subject to issuance based upon the future achievement of Performance Criteria as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5.           Limitation on Change in Control Payments.  Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12.           Rights of Eligible Recipients and Participants; Transferability.

12.1.           Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2.           Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3.           Restrictions on Transfer.

(a)           Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)           A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)           Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4.           Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.           Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.           Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof.   No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15.           Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date.  The Plan will terminate at midnight on March 1, 2016, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16.           Miscellaneous.

16.1.           Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles of any jurisdictions.

16.2.           Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.